UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. 1)

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e) (2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

CELLECTAR BIOSCIENCES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i) (1) and 0-11.

CELLECTAR BIOSCIENCES, INC.

SUPPLEMENT TO THE PROXY STATEMENT

FOR THE 2025 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD JUNE 13, 2025

The following information supplements and amends the proxy statement (the “Proxy Statement”) of Cellectar Biosciences, Inc. (the “Company”) furnished to stockholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for the 2025 Annual Meeting of Stockholders and any adjournment or postponement thereof (the “Annual Meeting”). Capitalized terms used in this supplement to the Proxy Statement (this “Supplement”) and not otherwise defined have the meaning given to them in the Proxy Statement. This Supplement is being filed with the Securities and Exchange Commission and being made available to stockholders on June 11, 2025.

This Supplement is being filed in order to include the Amendment to the Certificate of Incorporation to Effect a Reverse Stock Split as Appendix A to the Proxy Statement. The Appendix A was inadvertently omitted from the filing of the Proxy Statement on April 28, 2025. Except as specifically set forth herein, this Supplement does not otherwise modify or update any other disclosures presented in the Proxy Statement.

THE PROXY STATEMENT CONTAINS IMPORTANT ADDITIONAL INFORMATION AND THIS SUPPLEMENT SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

Only stockholders of record as of the close of business on April 17, 2025 are entitled to receive notice of and to vote at the Annual Meeting.

APPENDIX A

AMENDMENT TO SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
CELLECTAR BIOSCIENCES, INC.

Cellectar Biosciences, Inc., (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, hereby certifies as follows:

1.	This Certificate of Amendment amends the provisions of the Corporation’s Second Amended and Restated Certificate of Incorporation, as amended and filed with the Secretary of State of the State of Delaware (the “Second Amended and Restated Certificate of Incorporation”).

2.	The first paragraph of Article FOURTH of the Second Amended and Restated Certificate of Incorporation is hereby deleted and amended and restated in its entirety as follows:

FOURTH: The aggregate number of shares of stock that the Corporation shall have authority to issue is one hundred seventy million seven thousand (170,007,000), of which one hundred seventy million (170,000,000) shares shall be designated “Common Stock” and seven thousand (7,000) shares shall be designated “Preferred Stock.” Shares of Common Stock and Preferred Stock shall have a par value of $.00001 per share. Upon the filing and effectiveness (the “Effective Time”) pursuant to the General Corporation Law of the State of Delaware of this Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation of the Corporation, each [●] ([●])1 shares of common stock either issued and outstanding or held by the Corporation in treasury stock immediately prior to the Effective Time shall, automatically and without any action on the part of the respective holders thereof, be combined and converted into one (1) share of common stock (the “Reverse Stock Split”). No fractional shares shall be issued in connection with the Reverse Stock Split. In lieu thereof, the aggregate of all fractional shares otherwise issuable to the holders of record of common stock shall be issued to the transfer agent, as agent for the accounts of all holders of record of common stock and otherwise entitled to have a fraction of a share issued to them. The sale of all of the fractional interests will be effected by the transfer agent as soon as practicable after the Effective Time on the basis of the prevailing market prices of the common stock at the time of the sale. After such sale, the transfer agent will pay to such holders of record their pro rata share of the total net proceeds derived from the sale of the fractional interests.

3.	The foregoing amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

4.	All other provisions of the Second Amended and Restated Certificate of Incorporation shall remain in full force and effect.

5.	The foregoing amendment shall be effective at [•] (Eastern Time) as of [•], 2025.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed this [●] day of [●], 2025.

CELLECTAR BIOSCIENCES, INC.

By:

1 The reverse stock split shall be at a ratio of not less than 1:10 and not more than 1:30.